Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cascade Financial Corporation

We consent to the incorporation by reference in Registration Statement (No. 33-94456) dated July 10, 1995 on Form S-8 and in the registration statements (No. 333-32272 and No. 333-97929) on Form S-8 of Cascade Financial Corporation of our report dated March 14, 2007, relating to the consolidated balance sheet of Cascade Financial Corporation and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the three years ended December 31, 2006, and in our same report, with respect to Cascade Financial Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this annual report on Form 10-K of Cascade Financial Corporation for the year ended December 31, 2006.

/s/ Moss Adams LLP

Everett, Washington
March 14, 2007